UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2008

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-7885	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7-A Gwynns Mill Court, Owings Mills, Maryland 21117
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, in October 2006, the Registrant acquired a majority interest in International Conduits Ltd., an Ontario corporation (“Icon”), which manufactures and distributes electrical mechanical tubing (EMT) steel conduit. For the quarter ended September 30, 2007, Icon reported an operating loss of $389,677 and a net loss of $483,977, and for the six month period ended September 30, 2007, Icon reported an operating loss of $774,844 and a net loss of $900,775.

On January 29, 2008, Icon received notice dated January 29, 2008 (the “CIT Notice”) from CIT Financial Ltd., Icon’s principal and secured lender (“CIT Canada”), that Icon is in default under the terms of the Credit Agreement dated June 22, 2007 between Icon and CIT Canada (the “CIT Canada Credit Agreement”) and demanding immediate payment of all of Icon’s obligations to CIT Canada under the CIT Credit Agreement. Icon’s obligations under the CIT Canada Credit Agreement are guaranteed by the Registrant and the Registrant’s wholly-owned subsidiary, USI Electric, Inc. pursuant to the terms of a Guaranty made by the Registrant and USI Electric, Inc., in favor of CIT Canada, dated June 22, 2007 (the “CIT Guaranty”).

Pursuant to the CIT Notice, the indebtedness owed by Icon to CIT Canada under the CIT Credit Agreement is CN$4,998,094, and payment must be made within 10 days from the date of the CIT Notice. If Icon fails to pay the demanded amount in a timely manner, CIT Canada may commence legal proceedings against Icon and may take other steps to protect its rights, including the appointment of a receiver under the terms of the General Security Agreement dated June 22, 2007 between Icon and CIT Canada entered into in connection with the CIT Canada Credit Agreement.

Icon is in discussions with CIT Canada with respect to the payment of Icon’s obligations to CIT Canada and is taking steps to reduce its operating expenses and maximize the return on its assets to enhance its ability to pay its obligations to CIT Canada. The Registrant cannot determine at this time what steps CIT Canada will take to protect its rights.

At this time, the Registrant is not able to determine how much, if any, of Icon’s obligations under the CIT Canada Credit Agreement will be required to be paid by the Registrant under the terms of the CIT Guaranty or the terms of any such payment. In connection with the preparation of the Registrant’s financial statements required to be included in the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007, the Registrant undertook an evaluation of the goodwill from its acquisition of Icon to determine whether the value of the goodwill has been impaired in accordance with FAS No. 142, “Goodwill and Other Intangible Assets”. Based on such evaluation, the Registrant determined that the value of the goodwill from its acquisition of Icon was impaired, and will take a charge of US$1,926,696 for such goodwill as of December 31, 2007. The Registrant is not able to determine at this time any additional amounts which the Registrant will be required to take as a charge for impairment of its interest in Icon under generally accepted accounting principles applicable to the Registrant.

Item 2.06. Material Impairments.

The disclosure required by this item is included in Item 2.03 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     UNIVERSAL SECURITY INSTRUMENTS, INC.
                      (Registrant)

Date: February 4, 2008	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President